Exhibit 10.2

EXCHANGE AGREEMENT

The undersigned beneficial owners of the Old Notes (as defined herein) (the foregoing, together with (x) each successor or assign of any of the foregoing which executes a joinder agreement to this Agreement pursuant to Section 2.11 or Section 6.3 and (y) any successor entity of the foregoing that signs a joinder agreement to this Agreement pursuant to Section 1.4(iv) as a result of any of the foregoing becoming a Non-Consenting Holder, collectively, the “Holders” or the “Backstop Parties” and each, a “Holder” or a “Backstop Party”), severally and not jointly, enter into this Exchange Agreement (the “Agreement”) with ModivCare Inc., a Delaware corporation (the “Company”), on January 9, 2025, whereby each Holder, severally and not jointly, will, subject to the terms and conditions hereof, exchange (the “Exchange”) for each $1,000 principal amount of the Company’s existing 5.000% Senior Notes due 2029 (the “Old Notes”) specified on Exhibit A hereto issued pursuant to that certain Indenture, dated as of August 24, 2021 (as amended, supplemented or otherwise modified from time to time, the “Old Notes Indenture”), between the Company (as successor to ModivCare Escrow Issuer, Inc.), the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Old Notes Trustee”), $1,000 principal amount of the Company’s newly issued 5.000% / 10.000% Second Lien Senior Secured PIK Toggle Notes due 2029 (the “Exchange Notes”), as set forth below (the “Exchange Consideration”).

Pursuant to Section 9.02 of the Old Notes Indenture, the Company and the Old Notes Trustee intend to (x) amend or supplement the Old Notes Indenture with the consent of the Holders (as defined in the Old Notes Indenture) of a majority in principal amount of the Old Notes outstanding (the “Requisite Consents”) in order to remove substantially all covenants and events of default in the Old Notes Indenture and release the guarantees provided by the guarantors party thereto (collectively, the “Proposed Amendments”) and (y) enter into a subordination agreement (the “Old Notes Subordination Agreement”), in form and substance reasonably satisfactory to the Company, the Old Notes Trustee and the Backstop Parties, whereby the Old Notes will be subordinated to the Exchange Notes and the loans under the Credit Agreement, and the Holders have agreed to provide their consents to the Proposed Amendments in accordance with the requirements of the Old Notes Indenture and the procedures set forth herein and hereby direct the Old Notes Trustee to enter into the Supplemental Indenture (as defined herein) and the Old Notes Subordination Agreement.

In the event that the Requisite Consents have not been obtained and the Supplemental Indenture has not been entered into by January 31, 2025, (i) the Holders that hold Old Notes will exchange (the “Backstop Party Exchange”) $50.0 million in aggregate principal amount of the Old Notes held by the Backstop Parties for $50.0 million in aggregate principal amount of Exchange Notes on the terms and subject to the conditions set forth herein, and (ii) following the receipt of the Requisite Consents, Holders will exchange (the “Subsequent Exchange”) $201.0 million in aggregate principal amount of the Old Notes held by such Holders for $201.0 million in aggregate principal amount of the Exchange Notes on the terms and subject to the conditions set forth herein.

The Exchange Notes will be issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to the provisions of an Indenture (the “Exchange Notes Indenture”) to be dated as of the Exchange Closing Date (as defined herein) or the Backstop Party Exchange Closing Date (as defined herein), as applicable, among the Company, the guarantors party thereto and Ankura Trust Company, LLC, as trustee or such other trustee as may be mutually acceptable to the Backstop Parties holding a majority of the Amendment No. 5 Incremental Term Loans (as defined in the Credit Agreement (as defined herein)) held by all Backstop Parties (such majority, the “Required Backstop Parties”) and the Company (in such capacity, the “Exchange Notes Trustee”) and as note collateral agent (in such capacity, the “Exchange Notes Collateral Agent”). The Exchange Notes Indenture shall be in a form to be mutually agreed between the Company and the Required Backstop Parties and the terms of the Exchange Notes Indenture shall be substantially similar in all material respects to the terms of the Old Notes Indenture, as in effect on the date hereof, except that (i) all covenants contained therein (other than covenants which are customarily different for an indenture governing high yield securities like the Exchange Notes) shall be amended to be substantially consistent with the terms of the Credit Agreement, subject to certain cushions to be agreed, with the obligations thereunder being guaranteed by the same entities that guarantee the obligations under the Credit Agreement and the obligations under such Exchange Notes Indenture being secured by the same collateral securing the Credit Agreement, (ii) the debt covenant contained therein shall permit the Company to issue up to $50.165 million in aggregate principal amount of Exchange Notes in the form of additional notes, and (iii) interest shall be, at the option of the Company, 5.000% if paid in cash and 10.000% if paid-in-kind (provided, that if the Company and its subsidiaries have liquidity of more than an amount to be agreed between the Company and the Required Backstop Parties and set forth in the Exchange Notes Indenture, interest shall be required to be paid in cash). Pursuant to the Exchange Notes Indenture, the Exchange Notes will be unconditionally guaranteed on a senior secured second lien priority basis by the guarantors party to the Exchange Notes Indenture and will be secured on a second lien priority basis by the collateral that secures the Company’s obligations under that certain Credit Agreement, dated as of February 3, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, including by that certain Amendment No. 5, dated as of the date hereof (“Amendment No. 5”), the “Credit Agreement”), by and among the Company, the guarantors named therein, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (such collateral, the “Collateral”), subject to certain permitted liens.

On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I: Exchange of Old Notes

Section 1.1         Total Consideration. Each Holder, severally and not jointly, hereby agrees to exchange and deliver to the Company the aggregate principal amount of Old Notes set forth in Exhibit A hereto, and in exchange therefor the Company hereby agrees to issue to each Holder the Exchange Consideration, set forth in Exhibit A hereto, in each case at the Closing (as defined herein). For the avoidance of doubt, Exhibit A shall be updated from time to time after the date hereof prior to the Exchange concurrently with the execution of a joinder agreement pursuant to Sections 1.4(iv), 2.11 or 6.3 hereof to give effect to any assignment of the rights and obligations hereunder in connection with any succession, assignment or transfer of Old Notes permitted hereunder.

Section 1.2         Closing Dates.

(i)

Subject to the satisfaction or waiver of the closing conditions set forth in Article IV hereto, the closing of the Exchange (the “Exchange Closing”) shall occur on such date as shall be mutually agreed, in writing (e-mail between legal counsel to the Company and legal counsel to the Backstop Parties being sufficient), between the Company and the Backstop Parties (the date the Exchange Closing occurs, the “Exchange Closing Date”).

(ii)

In the event that the Requisite Consents have not been obtained prior to January 31, 2025, in lieu of one closing, the Exchange shall close in two parts, in each case subject to the satisfaction or waiver of the closing conditions set forth in Article IV hereto: (1) the closing of the Backstop Party Exchange (the “Backstop Party Exchange Closing”) shall occur on January 31, 2025 (the “Backstop Party Exchange Closing Date”) and (2) the closing of the Subsequent Exchange (the “Subsequent Exchange Closing”) shall occur on the fifth Business Day after the Holders have delivered the Requisite Consents to the Company (the “Subsequent Exchange Closing Date”).

As used in this Agreement, each of the Exchange Closing, the Backstop Party Exchange Closing and the Subsequent Exchange Closing shall be a “Closing” and each of the Exchange Closing Date, the Backstop Party Exchange Closing Date and the Subsequent Exchange Closing Date shall be a “Closing Date”.

As used in this Agreement, “Business Day” means any day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

(iii)	All acts, deliveries and confirmations comprising a Closing, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the respective Closing Date.

Section 1.3         Exchange of Old Notes for Exchange Notes.

(i)

At each Closing, (A) each Holder shall deliver, or cause to be delivered, to the Old Notes Trustee for the benefit of the Company all right, title and interest in and to the aggregate principal amount of its Old Notes to be exchanged at such Closing, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company or the Old Notes Trustee may deem necessary or desirable to transfer to the Company all right, title and interest in and to the Old Notes, free and clear of any Liens, (B) the Company, the guarantors party thereto, the Exchange Notes Trustee and the Exchange Notes Collateral Agent shall enter into (x) in the case of the Exchange Closing or the Backstop Party Exchange Closing, the Exchange Notes Indenture, or (y) in the case of the Subsequent Exchange Closing, a supplemental indenture to the Exchange Notes Indenture in a form to be mutually agreed between the Company and the Required Backstop Parties (the “Exchange Notes Supplemental Indenture”) permitting the issuance of the Exchange Notes to be issued as part of the Subsequent Exchange as additional notes under the Exchange Notes Indenture, (C) the Company shall deliver to the Exchange Notes Trustee one or more global notes representing the applicable aggregate principal amount of Exchange Notes to be issued to the applicable Holders at such Closing, and (D) upon the Company’s receipt of the aggregate principal amount of Old Notes of a Holder specified on Exhibit A hereto in accordance with sub-clause (A) of this Section 1.3(i), the Company shall cause the Exchange Notes Trustee to deliver to such Holder the aggregate principal amount of Exchange Notes specified on Exhibit A hereto (which principal amount, for the avoidance of doubt, shall not include, in the case of the Subsequent Exchange Closing, the Exchange Notes delivered to the Backstop Parties in the Backstop Party Exchange); provided, however, that the parties acknowledge that the delivery of the Exchange Notes to the Holders may be delayed due to procedures and mechanics of the Depository or other events beyond the Company’s control and that such delay will not be a default under this Agreement so long as the Company is using commercially reasonable efforts to effect the delivery of Exchange Notes of the Holders.

(ii)

The delivery (A) by Holders of Old Notes to the Old Notes Trustee and (B) by the Exchange Notes Trustee of Exchange Notes to Holders shall be effected via one-sided Deposit/Withdrawal at Custodian (“DWAC”). Each Holder shall ensure that its DTC participant initiates a one-sided DWAC withdrawal for the principal amount of the Old Notes to be exchanged and a one-sided DWAC deposit for the principal amount of Exchange Notes that are to be received no later than 10:00 a.m. New York City Time on the applicable Closing Date. For the avoidance of doubt, the Company shall be obligated to cause the Exchange Notes Trustee to deliver Exchange Notes to a Holder only after both (1) the Old Notes are delivered by the Holder to the Old Notes Trustee via DWAC withdrawal and (2) the Exchange Notes Trustee has received a DWAC deposit for the Exchange Notes that are to be received by the Holder.

(iii)	The Old Notes delivered to the Old Notes Trustee by each Holder at any Closing shall be cancelled pursuant to the procedures set forth in the Old Notes Indenture.

(iv)

The Old Notes of each holder of the Old Notes exchanged pursuant to the Backstop Party Exchange, Exchange and the Subsequent Exchange shall be determined as follows: (A) each Backstop Party shall be permitted to exchange 100% of the Old Notes held by such Backstop Party in the Exchange, Backstop Party Exchange or Subsequent Exchange, as set forth on Exhibit A or Exhibit B, as applicable, (B) each other holder of the Old Notes party to Amendment No. 5 shall be permitted to exchange up to 100% of the Old Notes held by such holder in the Exchange or Subsequent Exchange; provided, that to the extent the sum of the Old Notes to be exchanged pursuant to clauses (A) and (B) would exceed $251.0 million, the amount of Old Notes available to be exchanged pursuant to clause (B) shall be reduced on a pro rata basis, (C) all other holders of the Old Notes party to the Credit Agreement (other than those contemplated by clauses (A) and (B)) shall be permitted to exchange up to 100% of the Old Notes held by such holders in the Exchange or Subsequent Exchange; provided, that to the extent the sum of the Old Notes to be exchanged pursuant to clauses (A), (B), and (C) would exceed $251.0 million, the amount of Old Notes available to be exchanged pursuant to clause (C) shall be reduced on a pro rata basis), and (D) to the extent the sum of the Old Notes to be exchanged pursuant to clauses (A), (B), and (C) would not exceed $251.0 million, other holders of the Old Notes reasonably acceptable to the Required Backstop Parties shall be permitted to exchange up to 100% of the Old Notes held by such holders in the Exchange or Subsequent Exchange; provided, that to the extent the sum of the Old Notes to be exchanged pursuant to clauses (A), (B), (C), and (D) would exceed $251.0 million, the amount of Old Notes available to be exchanged pursuant to clause (D) shall be reduced on a pro rata basis.

(v)

Interest will accrue on the Exchange Notes from October 1, 2024 (the preceding “interest payment date” under the Old Notes Indenture) and no interest will be due in connection with the Exchange, the Backstop Party Exchange or the Subsequent Exchange, as applicable.

Section 1.4         Consent to Proposed Amendments.

(i)

Each Holder shall (A) deliver to the Depository or its nominee, or cause its DTC participant to deliver to the Depository or its nominee, through the Depository’s “Demand and Dissent” procedures, a consent to the Proposed Amendments with respect to all Old Notes beneficially owned by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor), provided, that, if the Old Notes Trustee or the Depository instructs that such consent to the Proposed Amendments be delivered or made through another reasonable procedure, such Holder shall deliver or cause to be delivered such consent through any such other procedure in accordance with the instructions provided by the Old Notes Trustee or the Depository, as applicable; and (B) deliver or cause to be delivered to the Company executed copies of such consents.

(ii)

Promptly following receipt of the Requisite Consents, the Company, the guarantors party to the Old Notes Indenture and the Old Notes Trustee shall enter into the Old Notes Subordination Agreement and a supplemental indenture to the Old Notes Indenture to effectuate the Proposed Amendments, in a form to be mutually agreed between the Company and the Required Backstop Parties (the “Supplemental Indenture”), which Supplemental Indenture shall become effective and binding on the Company, the guarantors party to the Old Notes Indenture, the Old Notes Trustee and the Holders (as defined in the Old Notes Indenture) upon the execution and delivery thereof; provided, however, that the Old Notes Subordination Agreement and the Proposed Amendments shall become operative only upon, or immediately prior to, the consummation of the Exchange or the Subsequent Exchange, as applicable, upon the terms and subject to the conditions stated in this Agreement.

(iii)

The Company shall use its reasonable best efforts to fulfill its obligations hereunder as promptly as practicable, including using its reasonable best efforts to (i) work with the Holders and the Old Notes Trustee to obtain the Requisite Consents, effectuate the Proposed Amendments and enter into the Supplemental Indenture and the Old Notes Subordination Agreement, and (ii) work with the Holders, the Old Notes Trustee and the Exchange Notes Trustee to consummate the Exchange, the Backstop Party Exchange and the Subsequent Exchange, subject to obtaining the Requisite Consents, as applicable.

(iv)

In the event that any Holder has not delivered its consent to the Proposed Amendments or its Old Notes in accordance with this Agreement, in each case, on or prior to January 31, 2025 (any such Holder whose consent is not obtained or whose Old Notes have not been timely delivered being referred to herein as a “Non-Consenting Holder”), the Required Backstop Parties may, on and after February 4, 2025, elect to replace a Non-Consenting Holder as a Holder party to this Agreement with another holder of the Old Notes satisfactory to the Required Backstop Parties, which such holder shall, concurrently with such replacement, execute and deliver to the Company and the Backstop Parties a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Company, whereupon such replacement holder shall become entitled to the rights (and subject to the obligations) hereunder with the same entitlements hereunder as the Non-Consenting Holder so replaced.

Article II: Covenants, Representations and Warranties of the Holders

Each Holder, severally and not jointly, hereby covenants as follows, and makes the following representations and warranties as to itself, each of which is and shall be true and correct on the date hereof and at each Closing (provided that only the Backstop Parties shall be obligated to make the following representations and warranties at the Backstop Party Exchange Closing), and all such covenants, representations and warranties shall survive such Closing. As used in this Article II, “Exchange” includes the Backstop Party Exchange and the Subsequent Exchange, as applicable.

Section 2.1         Power and Authorization. Each Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and each Holder has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange. Exhibit A hereto is a true, correct and complete list of (i) the name of each Holder, (ii) the principal amount of such Holder’s Old Notes, (iii) the principal amount of such Holder’s Old Notes subject to the Exchange or Subsequent Exchange, (iv) the principal amount of Exchange Notes to be issued to such Holder in respect of its Old Notes and (v) such Holder’s DTC participant information. No consent, approval, order or authorization of, or registration or qualification with, any court or arbitrator or governmental or regulatory authority is required on the part of any Holder in connection with the execution, delivery and performance by such Holder of this Agreement and the consummation of the Exchange.

Section 2.2         Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by each Holder and constitutes a valid and legally binding obligation of each Holder, enforceable against each Holder in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). At the Exchange Closing or the Subsequent Exchange Closing, as applicable, the Old Notes Subordination Agreement will have been duly executed and delivered by the Holders and will constitute a valid and legally binding obligation of the Holders, enforceable against the Holders in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement, the Old Notes Subordination Agreement and the consummation of the Exchange will not violate, conflict with or result in a breach of or default under (A) any Holder’s organizational documents, (B) any agreement or instrument to which any Holder is a party or by which any Holder or any of their respective assets are bound, or (C) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to any Holder, except in the case of clauses (B) and (C), where such violations, conflicts, breaches or defaults would not affect any Holder’s ability to consummate the transactions contemplated hereby in any material respect.

Section 2.3         Title to the Old Notes. Each Holder has good, valid and marketable title to its Old Notes, free and clear of any Liens (other than pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker and any restrictions on transfer arising by operation of applicable securities laws), and except as noted in the preceding sentence, no Holder has, in whole or in part, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its rights, title or interest in or to its Old Notes or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Old Notes. Upon each Holder’s delivery of its Old Notes to the Company pursuant to the Exchange, the Company will acquire good, marketable and unencumbered title to such Old Notes, free and clear of all Liens.

Section 2.4         Qualified Institutional Buyer. Each Holder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act and is acquiring the Exchange Notes hereunder for investment for its own respective account and not with a view to, or for resale in connection with, any distribution thereof in a manner that would violate the registration requirements of the Securities Act.

Section 2.5         Adequate Information; No Reliance. Each Holder acknowledges and agrees that (i) such Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange, (ii) such Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (iii) such Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, (iv) such Holder has evaluated the tax and other consequences of the Exchange and ownership of the Exchange Notes with its tax, accounting or legal advisors, and (v) such Holder is not relying and has not relied upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives except for the representations and warranties made by the Company in this Agreement. Each Holder is a sophisticated participant in the Exchange; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Exchange Notes; is capable of protecting its own interests in connection with its prospective investment in the Exchange Notes; has the ability to bear the economic risks of its prospective investment in the Exchange Notes and can afford the complete loss of such investment; and acknowledges that an investment in the Exchange Notes involves a high degree of risk.

Section 2.6         No Public Market. Each Holder acknowledges and agrees that no public market exists for the Exchange Notes and that there is no assurance that a public market will ever develop for the Exchange Notes.

Section 2.7         No Governmental Review. Each Holder understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Notes or the fairness or suitability of the investment in the Exchange Notes nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Notes.

Section 2.8         Privately Negotiated Exchange. Each Holder acknowledges that the terms of this Agreement have been negotiated between such Holder and the Company on an arms’ length basis. Each Holder was given a meaningful opportunity to negotiate the terms of this Agreement on behalf of itself. Each Holder acknowledges that it did not became aware of the Exchange through any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

Section 2.9         Securities Law Matters. Each Holder acknowledges that: (i) the offer and sale of the Exchange Notes and the related guarantees has not been registered under the Securities Act, or under any state securities laws; and (ii) the offer and sale of the Exchange Notes is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) under the Securities Act and under state securities laws for transactions not involving a public offering, which depends in each case upon, among other things, the accuracy of certain of each Holder’s representations as expressed herein. No Holder presently has any agreement or understanding, directly or indirectly, with any Person to distribute any of the Exchange Notes and the related guarantees. As used in this Section 2.9, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

Section 2.10         Taxpayer Information. Each Holder agrees that it shall deliver to the Company a complete and accurate IRS Form W-9 or IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as appropriate.

Section 2.11         Lock-up Period. During the period (the “Lock-Up Period”) commencing on the date of this Agreement and ending on the earlier of (i) the Exchange Closing Date or, in the event that the Exchange is not consummated by January 31, 2025, the Subsequent Exchange Closing Date, (ii) the date on which this Agreement is terminated and (iii) at the option of the Required Backstop Parties, in their sole discretion, the later of (A) February 15, 2025 and (B) the earlier of (x) March 31, 2025 and (y) the date of the stockholder meeting at which the Company fails to obtain requisite stockholder approval in connection with any transaction involving the issuance of Exchange Notes to certain existing holders of Old Notes, each Holder hereby undertakes to the Company that it will not at any time during the Lock-Up Period, sell, pledge, encumber or otherwise transfer or dispose of any Old Notes outstanding on the date of this Agreement or acquired thereafter unless the applicable purchaser or transferee of the Old Notes is an existing Backstop Party or agrees to be bound by the terms and conditions set forth in this Agreement by execution of a joinder agreement in form and substance reasonably satisfactory to the Company, whereupon such purchaser or transferee shall become entitled to the rights (and subject to the obligations) hereunder with respect to such transferred Old Notes.

Section 2.12         Fungibility. Each Holder acknowledges and agrees that, in the event that the Exchange is not consummated by January 31, 2025 and the Backstop Party Exchange and the Subsequent Exchange are consummated in accordance with this Agreement, the Exchange Notes issued to the Backstop Parties pursuant to the Backstop Party Exchange may not be fungible with the Exchange Notes subsequently issued to the Holders pursuant to the Subsequent Exchange.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at each Closing to the Holders (provided that the Company shall be obligated to make the following representations and warranties to only the Backstop Parties at the Backstop Party Exchange Closing), and all such covenants, representations and warranties shall survive such Closing. As used in this Article III, “Exchange” includes the Backstop Party Exchange and the Subsequent Exchange, as applicable.

Section 3.1         Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, the Exchange Notes Indenture, the Exchange Notes and the other Note Documents, to perform its obligations hereunder and thereunder, and to consummate the Exchange. No material consent, approval, order or authorization of, or material registration or qualification with, any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the consummation by the Company of the transactions contemplated hereby, other than as may be required under the securities or blue sky laws of the various jurisdictions in which the Exchange Notes and the related guarantees are being issued.

Section 3.2         Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. At the Exchange Closing or the Backstop Party Exchange Closing, as applicable, the Exchange Notes Indenture and the other Note Documents will have been duly executed and delivered by the Company and will govern the terms of the Exchange Notes, and the Exchange Notes Indenture and the other Note Documents will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If applicable, at the Subsequent Exchange Closing, the Exchange Notes Supplemental Indenture will have been duly executed and delivered by the Company and will govern the terms of the Exchange Notes issued thereunder, and the Exchange Notes Supplemental Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If applicable, at the Exchange Closing or the Subsequent Exchange Closing, the Supplemental Indenture will have been duly executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement, the Exchange Notes Indenture, the other Note Documents, the Exchange Notes Supplemental Indenture (if applicable), the Supplemental Indenture (if applicable) and the consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not affect the Company’s business or its ability to consummate the transactions contemplated hereby in any material respect.

Section 3.3         Validity of the Exchange Notes and Related Guarantees. The Exchange Notes and the guarantees thereof have been duly authorized by the Company and the guarantors contemplated to be party thereto, as applicable, and, when executed and authenticated in accordance with the provisions of the Exchange Notes Indenture, deposited on behalf of the Holders with the Exchange Notes Trustee and registered in the name of the Depository or the nominee of the Depository for the account of each Holder pursuant to the provisions of the Exchange Notes Indenture against delivery of the Old Notes in accordance with the terms of this Agreement, the Exchange Notes and the guarantees thereof will be valid and legally binding obligations of the Company and such guarantors, as applicable, enforceable in accordance with their terms, except that such enforcement may be subject to the Enforceability Exceptions, and the Exchange Notes and the guarantees thereof will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Assuming the accuracy of the Holder’s representations and warranties hereunder, the Exchange Notes and the guarantees thereof that will be issued in the Exchange are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Section 3.4         No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the transactions contemplated hereby.

Section 3.5         Security Interest in Collateral. The Exchange Notes Indenture and related collateral documents entered into in connection therewith (the “Collateral Documents”), upon execution and delivery thereof by the parties thereto, will create in favor of the Exchange Notes Collateral Agent, for the benefit of the holders of the Exchange Notes, a valid and enforceable security interest in the Collateral covered thereby and, upon the filing of UCC financing statements, the liens under the Collateral Documents on such Collateral will, to the extent perfection can be obtained by filing UCC financing statements, constitute a fully perfected security interest in all right, title and interest of the Company and the guarantors thereunder in such Collateral, prior and superior in right to any other Person, except for liens securing the Credit Agreement or other liens permitted by the Exchange Notes Indenture.

Article IV: Conditions Precedent to the Closing and the Subsequent Exchange Closing

Section 4.1         General. The obligation of the Company and each Holder to consummate the Exchange or the Subsequent Exchange, as applicable, is subject to the fulfillment of the following conditions (any or all of which may be waived by prior written consent of the Company and the Required Backstop Parties (e-mail between legal counsel to the Company and legal counsel to the Backstop Parties being sufficient):

(i)

No Injunctions. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of the Exchange or the Subsequent Exchange, as applicable, shall be in effect.

(ii)	Effectiveness of Amendment No. 5 to Credit Agreement. The Credit Agreement (as amended by Amendment No. 5) shall be in effect.

(iii)	Supplemental Indenture. The Supplemental Indenture and the Old Notes Subordination Agreement shall have become effective in accordance with Section 1.4(ii) of this Agreement.

Section 4.2         Conditions to the Holders’ Obligation to Exchange. The obligation of the Holders to consummate the Exchange or the Subsequent Exchange, as applicable, is subject to the fulfillment of the following conditions (any or all of which may be waived by prior written consent of the Required Backstop Parties (e-mail from legal counsel to the Backstop Parties to legal counsel to the Company being sufficient)):

(i)

Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects on the Exchange Closing Date or the Subsequent Exchange Closing Date, as applicable, except to the extent any such representation and warranty is qualified by materiality or reference to material adverse effect, in which case, such representation and warranty shall be true and correct in all respects, on the Exchange Closing Date or the Subsequent Exchange Closing Date, as applicable, with the same effect as if made on such date.

(ii)

Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Exchange Closing or the Subsequent Exchange Closing, as applicable.

(iii)

Documents. All documents and instruments incident to the transactions contemplated under this Agreement (the “Note Documents”) shall be reasonably satisfactory to the Required Backstop Parties, and legal counsel for the Holders shall have received all such counterpart originals or certified or other copies of such documents as the Required Backstop Parties may reasonably request. For the avoidance of doubt, the Note Documents shall include (A) the Collateral Documents, (B) an intercreditor agreement by and between the Exchange Notes Collateral Agent and the administrative agent under the Credit Agreement, in each case, in form and substance reasonably satisfactory to the Required Backstop Parties, (C) the Supplemental Indenture and (D) the Old Notes Subordination Agreement.

Section 4.3         Conditions to the Company’s Obligation to Exchange. The obligation of the Company to consummate the Exchange or the Subsequent Exchange, as applicable, is subject to the fulfillment of the following conditions (any or all of which may be waived by prior written consent of the Company (e-mail from legal counsel to the Company to legal counsel to the Backstop Parties being sufficient)):

(i)

Representations and Warranties. Each of the representations and warranties of the Holders set forth in this Agreement shall be true and correct in all material respects on the Exchange Closing Date or the Subsequent Exchange Closing Date, as applicable, except to the extent any such representation and warranty is qualified by materiality or reference to material adverse effect, in which case, such representation and warranty shall be true and correct in all respects, on the Exchange Closing Date or the Subsequent Exchange Closing Date, as applicable, with the same effect as if made on such date.

(ii)

Performance; No Default. The Holders shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Holders prior to or at the Exchange Closing or the Subsequent Exchange Closing.

(iii)

Documents. All Note Documents shall be reasonably satisfactory to the Company, and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

(iv)	Consent to Proposed Amendments. The Company shall have received the Requisite Consents in accordance with Section 1.4(i) of this Agreement.

Article V: Backstop Party Exchange

Section 5.1         Backstop Party Exchange. In the event that the Exchange is not consummated by January 31, 2025, each Backstop Party, severally and not jointly, hereby agrees to exchange and deliver to the Company the aggregate principal amount of Old Notes set forth in Exhibit B hereto, and in exchange therefor the Company hereby agrees to issue to each Backstop Party the Exchange Consideration set forth in Exhibit B hereto on the date hereof, in each case on the Backstop Party Exchange Closing Date. For the avoidance of doubt, Exhibit B shall be updated from time to time after the date hereof prior to the Exchange concurrently with the execution of a joinder agreement pursuant to Sections 1.4(iv), 2.11 or 6.3 hereof to give effect to any assignment of the rights and obligations hereunder in connection with any succession, assignment or transfer of Old Notes permitted hereunder.

Section 5.2         Condition to the Backstop Party Exchange.

(i)

General. The obligation of the Company and each Backstop Party to consummate the Backstop Party Exchange contemplated by this Agreement is subject to the fulfillment of the conditions set forth in Section 4.1(i) and Section 4.1(ii) of this Agreement (which may be waived by prior written consent of the Company and the Required Backstop Parties (e-mail between legal counsel to the Company and legal counsel to the Backstop Parties being sufficient)).

(ii)

Conditions to the Backstop Parties’ Obligation to Consummate the Backstop Party Exchange. The obligation of the Backstop Parties to consummate the Backstop Party Exchange contemplated by this Agreement is subject to the fulfillment of the conditions set forth in Section 4.2 of this Agreement by the Company (any or all of which may be waived by prior written consent of the Required Backstop Parties (e-mail from legal counsel to the Backstop Parties to legal counsel to the Company being sufficient)).

(iii)

Conditions to the Company’s Obligation to Consummate the Backstop Party Exchange. The obligation of the Company to consummate the Backstop Party Exchange contemplated by this Agreement is subject to the fulfillment of the conditions set forth in Section 4.3 (other than Section 4.3(iv)) of this Agreement by the Backstop Parties (any or all of which may be waived by prior written consent of the Company (e-mail from legal counsel to the Company to legal counsel to the Backstop Parties being sufficient)).

Article VI: Miscellaneous

Section 6.1         Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 6.2         Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 6.3         Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Except as permitted by Sections 1.4(iv) and 2.11 hereof, no party shall assign this Agreement or any rights or obligations hereunder or, in the case of each Holder, any of the Old Notes held by each Holder, without the prior written consent of the Company (in the case of assignment by a Holder) or the applicable Holder (in the case of assignment by the Company), provided that nothing herein shall prohibit an assignment by a Holder of its Old Notes or of its rights and obligations hereunder to an affiliate of such Holder so long as such affiliate agrees to be bound by the terms and conditions set forth in this Agreement by execution of a joinder agreement in form and substance reasonably satisfactory to the Company.

Section 6.4         Further Assurances. The parties hereto each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as any party may reasonably request in connection with the Exchange, Backstop Party Exchange and Subsequent Exchange contemplated by and in this Agreement. In addition, subject to the terms and conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable laws to consummate and make effective the Exchange, the Backstop Party Exchange and the Subsequent Exchange contemplated hereby, including the obtaining of all necessary, proper or advisable consents, approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary, proper or advisable to consummate the Exchange contemplated hereby.

Section 6.5         Waiver; Amendment; Termination. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such non-compliance or breach. Notwithstanding the foregoing, any Holder which transfers all Old Notes beneficially owned by such Holder in compliance with this Agreement shall no longer have any rights and obligations under this Agreement from the time that such Holder no longer beneficially owns any Old Notes.

Section 6.6         Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally (including when sent by e-mail); or (ii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company: ModivCare Inc. 6900 Layton Avenue, Suite 1200 Denver, Colorado 80237 Telephone: #### Attention: Heath Sampson E-mail: ####
Copies to: Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Telephone: #### Facsimile: #### Attention: Sophia Hudson P.C.; Zoey Hitzert E-mail: ####
If to the Holders: As set forth on each Holder’s signature page hereto
Copies to: Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036-8704 Attention: Leonard Klingbaum; Milap Patel Telephone: #### E-mail: ####

Section 6.7         Jurisdiction; Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law provision or rule (whether of the state of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the state of New York. Each of the Company and the Holders hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Each of the Company and the Holders hereby irrevocably waive personal service of process and consent to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 6.8         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 6.9         Mutual Release. To induce the other parties hereto to enter into this Agreement and for other good and valuable consideration, the adequacy of which is hereby confirmed, effective as of the date hereof, each party hereto acknowledges and agrees as follows, which agreement shall bind all parties hereto:

(i)

(x) Each Holder, on behalf of itself and its respective Related Persons (the “Holder Releasors”), hereby releases and forever discharges the Company and its Related Persons (hereinafter, all of the above released parties in this clause (x) collectively referred to as the “Company Releasees”), (y) the Company, on its behalf and on behalf of its Related Persons (the “Company Releasors,” and together with the Holder Releasors, the “Releasors”), hereby releases and forever discharges each Holder and their respective Related Persons (hereinafter, all of the above released parties in this clause (y) collectively referred to as the “Holder Releasees,” and together with the Company Releasees, the “Releasees”) and (z) each Holder, on its behalf and on behalf of its respective Related Persons, hereby releases and forever discharges each other Holder Releasee, in the case of each of clauses (x), (y) and (z), to the fullest extent provided by applicable international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority (as defined herein) charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (collectively, “Laws”) from any and all claims, counterclaims, demands, damages, losses, costs, expenses (including attorneys’ fees), debts, suits, obligations, liabilities, cross-claims, interests, suits, controversies, actions and causes of action (collectively, the “Losses”) of any kind or nature whatsoever, whether individually or collectively, arising on or prior to the applicable Closing Date, whether arising at law or in equity, known or unknown, direct or indirect, actual or potential, liquidated or unliquidated, absolute or contingent, foreseen or unforeseen, asserted or unasserted and including any rights to indemnity or contribution and any derivative claims (collectively, “Claims”), that such Holder Releasor or Company Releasor, as applicable, could have asserted, did assert or may be able to assert against any of the Company Releasees or Holder Releasees, as applicable, that are based, in whole or in part, on any act, omission, error, negligence, breach of contract, tort, violation of law, transaction, event, occurrence or facts or circumstances occurring, taking place, being omitted, existing or otherwise arising on or prior to the applicable Closing Date in any way relating to the common stock of the Company beneficially owned by the Holders, the Old Notes, the Old Notes Indenture, the Proposed Amendments, the Exchange, the Exchange Notes, the Exchange Notes Indenture, the Backstop Party Exchange, the Subsequent Exchange, or any contract, instrument, release or other agreement or document created or entered into in connection therewith, including any breach, default or failure to comply with any such agreement or document or any allegation of the same (collectively, the “Released Claims”); provided, that nothing in this Section 6.9 shall release or relieve any person from, and the term “Released Claim” shall not be construed to include, (a) any liability for fraud, bad faith, gross negligence or willful misconduct of such person or (b) any other Claims arising after the applicable Closing Date. To the extent any Holder exchanges any Old Notes or Exchange Notes in a subsequent exchange or otherwise is issued securities or indebtedness in exchange for any Old Notes or Exchange Notes, the applicable documentation for such exchange shall include a release by each exchanging Holder on substantially the same terms as those contained in this Section 6.9 granting each of the Releasees the releases provided in this Section 6.9. As used in this Section 6.9, “Related Persons” means, with respect to any Person (as defined in the Old Notes Indenture), each Affiliate (as defined in the Old Notes Indenture) of such Person, all funds managed or advised by it or by its Affiliates, and each of the successors, assigns, partners, managers, directors, officers, members, shareholders, unitholders, equityholders (regardless of whether such interests are held directly or indirectly), limited partners, general partners, investment committee members, managing members, principals, employees, agents, trustees, representatives, attorneys, accountants and each insurance, environmental, legal, investment, financial and other advisors and other consultants, agents and sub-advisors of or to such Person and of or to such Person’s Affiliates.

(ii)

The Company, on its behalf and on behalf of the other Company Releasors, on the one hand, and each Holder, on its behalf and on behalf of its respective Holder Releasors, on the other hand, hereby expressly agrees that the release contemplated by this Section 6.9 extends to any and all rights granted under Section 1542 of the California Civil Code (“Section 1542”) or any analogous state law or federal law or regulation are hereby expressly waived. Section 1542 reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

(iii)

Each Releasor understands that Section 1542, or a comparable statute, rule, regulation or order of another jurisdiction, gives such party the right not to release existing claims of which such party is not aware, unless such party voluntarily chooses to waive this right. Having been so apprised, the Company, on its behalf and on behalf of the other Company Releasors, and each Holder, on its behalf and on behalf of its respective Holder Releasors, nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, or such other comparable statute, rule, regulation or order, and elects to assume all risks for claims that exist, existed or may hereafter exist in its favor, known or unknown, suspected or unsuspected, foreseen or unforeseen, arising out of or related to the Released Claims. The Company, on its behalf and on behalf of the other Company Releasors, and each Holder, on its behalf and on behalf of its respective Holder Releasors, acknowledge and agree that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, the other parties would not have agreed to the terms of this Agreement. The Company, on its behalf and on behalf of other Company Releasors, and each Holder, on its behalf and on behalf of its respective Holder Releasors, hereby acknowledges that it may hereafter discover facts and legal theories concerning such other parties or the subject matter hereof in addition to or different from those which it now believes to be true. Each such Releasor understands and hereby agrees that the release set forth in this Section 6.9 shall remain effective in all respects with respect to the Released Claims notwithstanding those additional or different facts and legal theories or the discovery of those additional or different facts or legal theories. Such Releasor, on its behalf and on behalf of its Related Persons, assumes the risk of any mistake or ignorance of fact or applicable Law with regard to any Released Claim.

(iv)

The Company, on its behalf and on behalf of the other Company Releasors, and each Holder, on its behalf and on behalf of its respective Holder Releasors, covenants and agrees that, after the date hereof, such Releasor will not, and will cause each of it respective Affiliates not to, individually or with any other person or entity, directly or indirectly, file or commence any charge, lawsuit, complaint or proceeding (a “Proceeding”) with any nation or government, any state, province, territory or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank) (each, a “Governmental Authority”) with respect to any Released Claim, and notwithstanding the foregoing, if any such Proceeding is so commenced, then the Releasor commencing such Proceeding (or whose Affiliate commences such Proceeding) shall immediately cause it to be dismissed, and the Releasee or other released person or entity subject thereto shall have the right to be reimbursed by the party that commenced such Proceeding (or whose affiliate commenced such Proceeding) for all reasonable fees, costs and expenses incurred in connection therewith, without limitation of any other rights and remedies.

(v)

In the event that any Releasor, third party, estate, trustee, debtor-in-possession, creditor, estate, creditors’ committee, or any other Person obtains any recovery (including, without limitation, any liens) in respect of any Released Claim (or any other Claim that would have been a Released Claim under this Agreement if the party bringing such Claim were a Releasor under this Agreement against a Releasee, including any avoidance, preference, strong arm, or claw back action subsequently arising by operation of an insolvency or creditor rights law, that would have been a Released Claim if the Person bringing such claim or cause of action were party to the Old Notes Indenture or Exchange Notes Indenture), each Releasor, on its behalf and on behalf of its Related Persons, agrees that it shall not recover any funds, property, or other value received, awarded, or arising from settlement, judgment, or other resolution of such actual or threatened claim or cause of action, and shall assign any such recoveries exclusively to, and hold them in trust exclusively for, such applicable Releasee. For purposes of this Section 6.9, any reference to any Releasor shall mean and include, as applicable, such Releasor’s successors and assigns, including, without limitation, any estate, receiver, trustee, debtor-in-possession, or other Person.

(vi)

Each Releasor understands, acknowledges and agrees that, after the date hereof, the releases set forth above may be pleaded as a full and complete defense to any Released Claim and may be used as a basis for an injunction against any action, suit or other proceeding without any need to post a bond or other indemnity which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Releasor further agrees that no fact, event, circumstance, evidence or transaction which could not be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the releases set forth in this Section 6.9, and agrees that it shall turn over and return or cause to be turned over and returned any recovery it receives in respect of a Released Claim (without creating any recourse, contribution, subrogation or similar claim, each of which is hereby waived). The releases of the Releasors set forth in this Section 6.9 are final releases, effective as of the date hereof, even if there may exist a mistake on the part of any Releasor as to the extent and nature of the Released Claims of any such Releasor against any other party. Each of the Releasors acknowledges that it has access to adequate information regarding the terms hereof, and the scope and effect of the releases contained in this Section 6.9, to make an informed and knowledgeable decision with regard to entering into this Agreement. Each Releasor agrees and acknowledges that, except as expressly set forth in this Agreement, no other party (or any Related Person of any other party), in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, non-existence, validity or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Agreement is intended to impair or otherwise derogate from any of the other representations or warranties expressly set forth in this Agreement or any other document related to the Old Notes Indenture or the Exchange Notes Indenture or limit or otherwise excuse any obligation of any Person under the Old Notes Indenture or the Exchange Notes Indenture or any of the other documents executed in connection therewith or any of the rights of the agents, trustees, lenders or noteholders, as applicable, under such documents. Subject to the terms and conditions set forth in this Agreement, each Releasor hereby warrants, covenants and agrees (on behalf of itself and its Related Persons) that, from and after the date hereof, it will not sue or otherwise commence, maintain, prosecute, encourage or otherwise support any Proceeding against any of the other parties’ respective Releasees with respect to any Released Claim in any administrative or judicial forum of any jurisdiction. Each Releasor also agrees not to give notice of or file any complaint against any of the other parties’ Releasees with any Governmental Authority or non-Governmental Authority, based on, or which involves, any Released Claim.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

[LENDER]:

By:

Name:

Title:

Notice to:

Address:

Attention:

Telephone:

E-mail:

[Signature Page to Exchange Agreement — Holders]

MODIVCARE INC.

By:	/s/ L. Heath Sampson
Name: L. Heath Sampson
Title: President and Chief Executive Officer

[Signature Page to Exchange Agreement — Company]

EXHIBIT A
Exchanging Beneficial Owners

Holder Name, Address, Email, Phone Number and DTC Participant Information	Total Amount of Old Notes Held	Principal Amount of Old Notes to be Exchanged for Exchange Consideration	Principal Amount of Exchange Notes to be Issued in Exchange for Old Notes
Address: Attn: Phone Number: Email: DTC Participant Information:	$	$	$

EXHIBIT B
Backstop Party Exchange - Exchanging Beneficial Owners

Holder Name, Address, Email, and Phone Number and DTC Participant Information	Principal Amount of Old Notes to be Exchanged for Exchange Consideration in the Backstop Party Exchange	Principal Amount of Old Notes to be Exchanged for Exchange Consideration in the Subsequent Exchange, if applicable	Principal Amount of Exchange Notes to be Issued in Exchange for Old Notes in the Backstop Party Exchange and the Subsequent Exchange, if applicable
Address: Attn: Phone Number: Email: DTC Participant Information:	$	$	$